Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the WesBanco, Inc. Key Executive Incentive Bonus and Option Plan, of our report dated January 24, 2003, with respect to the consolidated financial statements of WesBanco, Inc., incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


August 5, 2003
Pittsburgh, Pennsylvania